Exhibit 10.1

LOAN AND SECURITY AGREEMENT

by and between

MORIAH CAPITAL, L.P.,

as Lender,

and

EMAGIN CORPORATION,

as Borrower

Dated: August 7, 2007

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated this 7th day of August 2007 by and between EMAGIN CORPORATION, a Delaware corporation, with its principal place of business located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004 (the "Borrower"), and MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 685 Fifth Avenue, New York, New York 10022 (as further defined below, the "Lender").

R E C I T A L S:

WHEREAS, Borrower desires to enter into an accounts receivable and inventory-based revolving loan credit facility with Lender pursuant to which Lender may make loans to Borrower; and

WHEREAS, Lender is willing to make such loans on the terms and conditions hereinafter set forth; and

WHEREAS, Borrower is willing to agree to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION AND CONSTRUCTION

Specific Terms Defined. The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

1.1 "Account Debtor" or "account debtor" shall have the meaning ascribed to such term in the UCC and shall also include a Person obligated for payment of an Account.

1.2 "Accounts" shall mean all "accounts" as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC of the State of New York or any other state as accounts, accounts receivable, contract rights, chattel paper, general intangibles or otherwise) including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefor, and all Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, or with respect thereto, including, but not limited to, all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), all additional amounts due from any Account Debtor together with all Proceeds and products of any and all of the foregoing.

1.3 “Advance” shall have the meaning as set forth in Section 2.2 hereof.

1.4 "Affiliate" shall mean, means, with respect to any Person, (a) any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management or the policies of such Person whether through the ownership of any class of stock or equity of such person or by contract or otherwise.

1.5 "Agreement" shall mean this Loan and Security Agreement (including all Exhibits annexed hereto and the Borrower’s Disclosure Schedule) as originally executed or, if amended, modified, supplemented, renewed or extended from time to time, as so amended, modified, supplemented, renewed or extended.

1.6 “Base Rate” shall have the meaning as set forth in Section 3.1 hereof.

1.7 "Borrower" shall mean eMagin Corporation and its successors.

1.8 “Borrower’s Disclosure Schedule” means the Disclosure Schedule prepared by Borrower that is being delivered to Lender concurrently herewith.

1.9 “Borrowing Base” shall be calculated at any time as the sum of (i) the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by 90%, plus (ii) the lesser of (A) Six Hundred Thousand Dollars ($600,000) or (B) the product(s) obtained by multiplying 50% by the values of Eligible Inventory as determined by Lender in good faith in its reasonably commercial judgment, based on the lower of cost or market.

1.10 “Borrowing Certificate” shall have the meaning as set forth in Section 2.1 hereof.

1.11 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close under applicable banking laws.

1.12 "Capital Assets" shall mean, in accordance with GAAP, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, that Capital Assets shall not include any item depreciated or amortized over a useful life of twelve (12) months or less.

1.13  “Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper

1.14 "Collateral" shall have the meaning as set forth in Section 5.1 hereof.

1.15 “Closing Date” shall mean the date of this Agreement.

1.16 “Common Stock” shall mean the Common Stock, par value $.001 per share, of the Borrower.

1.17 “Convertible Noteholders” shall mean the holders of Convertible Notes.

1.18 “Convertible Notes” shall mean the Company’s 6% Senior Secured Convertible Notes due 2007-2008 issued by the Borrower to the Convertible Noteholders.

1.19 “Convertible Notes Documentation” shall mean all agreements and instruments entered into by the Borrower in connection with the issuance of the Convertible Notes.

1.20 “Default Rate” shall have the meaning as set forth in Section 3.1 hereof.

1.21 “Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC.

1.22 “Eligible Accounts” are accounts created by Borrower in the ordinary course of its business which satisfy the following criteria:

(1)  such accounts arise from bona fide completed transactions and have not remained unpaid for more than ninety (90) days after the invoice date thereof;

(2)  the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sales or other terms under which payment by the account debtors may be conditional or contingent;

(3)  the account debtor’s chief executive office or principal place of business is located in the United States, unless payment of any such account debtor’s accounts is backed by a letter of credit or credit insurance acceptable to, and approved by, Lender in its sole discretion);

(4)  such accounts do not arise from any unearned portions of fees derived from progress billings, as determined by Lender in its sole and absolute discretion, or from any retainages or bill and hold sales;

(5)  there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto;

(6)  the goods giving rise thereto were not at the time of the sale subject to any Liens except for Permitted Encumbrances, and such accounts are free and clear of all Liens except for Permitted Encumbrances;

(7)  such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise;

(8)  such accounts are not accounts with respect to which the account debtor is the United States or any state or political subdivision thereof or any department, agency or instrumentality of the United States, any state or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar state or local law, if applicable;

(9)  Borrower has delivered to Lender or Lender’s representative such documents as Lender may have requested in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee;

(10)  there are no facts existing or threatened which might result in any material adverse change in the account debtor’s financial condition, except for the state of facts in existence on March 27, 2007 that caused Borrower’s accountants, Eisner LLP, to issue a “going concern” qualification in their opinion of that date to Borrower, as set forth in Borrower’s Annual Report on Form 10-K for the year ended December 31, 2006;

(11)  such accounts owed by a single account debtor or its affiliates do not represent more than thirty percent (30%) of all otherwise Eligible Accounts (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed such percentage of all otherwise Eligible Accounts); and

(12)  such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than fifty percent (50%) of the accounts of such account debtor or its affiliates owed to Borrower.

1.23 “Eligible Inventory” shall mean all Inventory of the Borrower, excluding any Inventory having any of the following characteristics:

(i)  Inventory that is: in-transit; located at any warehouse or other premises not approved by Lender in writing or as to which Lender has not received a landlord or mortgagee waiver in form and substance acceptable to Lender; not subject to a duly perfected first priority security interest in Lender's favor; subject to any lien or encumbrance that is not subordinate to Lender's first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with Lender;

(ii) Work-in-process Inventory;

(iii) Inventory that is damaged, defective, obsolete, discontinued, tainted, slow moving or not currently saleable in the normal course of the Borrower's operations, or the amount of such Inventory that has been reduced by shrinkage;

(iv) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(v) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has rights adverse to Lender that would interfere with Lender’s exercise of its rights and remedies against such Inventory;

(vi)  Inventory that is subject to a Lien in favor of any Person other than Lender;

(vii) Inventory stored at locations holding less than ten (10%) of the aggregate value of Borrower’s Inventory; and

(viii) Inventory not covered by a casualty insurance policy acceptable to Lender and under which Lender has been named as a loss payee and additional insured.

1.24 "Environment" means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

1.25 "Environmental Law" or "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

1.26 "Environmental Liabilities and Costs" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Affiliates.

1.27 "Environmental Lien" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.29 "Equipment" shall mean "equipment", as such term is defined in the UCC, now owned or hereafter acquired by Borrower and, wherever located, and shall include, without limitation, all equipment, machinery, furniture, fixtures, computer equipment, telephone equipment, molds, tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower's interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

1.30 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 11 of this Agreement which is not remedied within any applicable grace or cure period.

1.31 “Financial Statements” shall have the meaning as set forth in Section 8.9 hereof.

1.32 "Financing Statements" shall mean the Uniform Commercial Code UCC-1 Financing Statements to be filed with applicable Governmental Authorities of each State or Commonwealth or political subdivisions thereof pursuant to which Lender shall perfect its security interest in the Collateral.

1.33 "Fiscal Year" shall mean that twelve (12) month period commencing on January 1 and ending on December 31.

1.34 “GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

1.35 "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.36 “Indebtedness" shall mean, with respect to any Person, all of the obligations of such Person which, in accordance with GAAP, should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, with respect to Borrower, in any event and whether or not so classified:

(a) all debt and similar monetary obligations of Borrower, whether direct or indirect, including, without limitation, Subordinated Debt;

(b) all obligations of Borrower arising or incurred under or in respect of any guaranties (whether direct or indirect) by Borrower of the indebtedness, obligations or liabilities of any other Person; and

(c) all obligations of Borrower arising or incurred under or in respect of any Lien upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations.

1.37 “Intellectual Property” shall mean all franchises, patents, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Borrower or any Subsidiary.

1.38 “Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, among the Lender, Alexandra Global Master Fund Ltd., in its capacity as Collateral Agent for the Convertible Noteholders, and Borrower, in the form annexed hereto as Exhibit [_].

1.39 "Inventory" shall mean any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and, in any event, shall include, without limitation, all raw materials, work-in-process, finished and semi-finished Inventory including, without limitation, all materials, parts, components and supplies relating to the manufacture or assembly thereof, packaging and shipping supplies relating thereto, and all other inventory, merchandise, goods and other personal property now or hereafter owned by Borrower, which are held for sale, exchange or lease or are furnished or are to be furnished under a contract of service or an exchange arrangement or which constitute raw materials, work-in-process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, delivery or shipping of the same, and all finished goods and the products of the foregoing, whatever form and wherever located; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest of Borrower therein and thereto.

1.40 “Interest” shall have the meaning as set forth in Section 3.1 hereof.

1.41 “Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

1.42 “Landlord Agreements” shall mean (i) the agreement, of even date herewith, between Capgemeni U.S. LLC, as sublandlord, Lender and the Borrower, as tenant, as consented to by Bellevue Place Office Building Limited Partnership, with respect to the leased premises at 10500 N.E. 8th Street, Bellevue, Washington 98004, in the form of Exhibit F-1 annexed hereto, and (ii) the agreement, of even date herewith, among International Business Machines Corporation, as landlord, Lender and the Borrower, as tenant, with respect to the leased premises at 2070 Route 52, Hopewell Junction, NY 12533, in the form of Exhibit F-2 annexed hereto .

1.43 “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

1.44  "Lien" or "lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other), charge, or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

1.45 "Loan" and “Loans” shall respectively mean the principal amounts outstanding from time to time respecting any and all Advances.

1.46 "Loan Documents" shall mean this Agreement and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, intercreditor agreements, subordination agreements, certificates and instruments executed and/or delivered by Borrower or any other Person to Lender pursuant to and in connection with the Loan and this Agreement, including, without limitation the Note, the Intercreditor Agreement, the Securities Issuance Agreement, the Lockbox Agreement, the Landlord Agreements, the Note Conversion Agreement and the Registration Rights Agreement.

1.47 “Lockbox” shall have the meaning assigned to such term in the Lockbox Agreement.

1.48 “Lockbox Agent” means the person serving from time to time as the Lockbox Agent under the Lockbox Agreement.

1.49 “Lockbox Agreement” means that certain Lockbox Agreement dated as of the date hereof, among Lender, the Borrower and the Lockbox Agent.

1.50 "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral or the rights of Lender therein, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of such Loan Documents or (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by Borrower in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Lender in its reasonable judgment unless expressly provided otherwise.

1.51 "Material Contract" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

1.52 “Maturity Date” shall mean August 7, 2008, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof; provided, however, that the Maturity Date may be extended by the Lender in its sole and absolute discretion for one (1) additional year to August 7, 2009 in accordance with Section 4.1 hereof.

1.53 "Maximum Credit" shall mean the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00.)

1.54 “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

1.55 “Note” shall have the meaning as set forth in Section 2.1.

1.56 “Note Conversion Agreement” shall mean the Note Conversion Agreement, of even date herewith, between Lender and Borrower with respect to the terms of conversion of the Note.

1.57 "Obligations" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its Affiliates, including, without limitation, principal, interest, repurchase obligations, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the other Loan Documents or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

1.58 "Permitted Encumbrances" shall mean the following: (a) security interests and Liens granted to Lender or its Affiliates; (b) purchase money security interests in favor of equipment vendors upon any Capital Assets hereafter acquired (including, without limitation, capitalized or finance leases); provided that, (i) no such purchase money or other mortgage, Lien or security interest (or capitalized or finance lease, as the case may be) with respect to specific future Capital Assets or as refinanced shall extend to or cover any other property, other than the specific Capital Assets so acquired, and the proceeds thereof, (ii) such mortgage, Lien or security interest only secures the cost or obligation to pay the purchase price of such specific Capital Assets only (or the obligations under the capitalized or finance lease) and (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the lesser of the cost or the fair market value (at the time of the acquisition of the Capital Assets) of the Capital Assets so acquired; (c) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; (e) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and which have no effect on the priority of Liens in favor of Lender or the value of the assets in which Lender has a Lien; (f) subject to the terms of the Intercreditor Agreement, the Liens in favor of the Convertible Noteholders described therein and (g) such other Liens as are set forth on Exhibit A annexed hereto and made a part hereof.

1.59 "Person" or "person" shall mean, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.60 "Proceeds" shall have the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance (including, without limitation, life insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.61 “Registration Rights Agreement” shall mean the Registration Rights Agreement, of even date herewith, between Borrower and Lender, in the form of Exhibit H annexed hereto.

1.62 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

1.63 "Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of the Maximum Credit which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.64 “Responsible Officer” shall mean the Chief Executive Officer or the Chief Financial Officer of the Borrower.

1.65 “Revolving Loan Commitment” shall mean the commitment to make Revolving Loans to Borrower in the aggregate principal amount outstanding not to exceed the lesser of (a) the Maximum Credit or (b) the Borrowing Base, as such Revolving Loan Commitment may be adjusted pursuant to the terms of this Agreement.

1.66 “Revolving Loans” shall have the meaning as set forth in Section 2.1 hereof.

1.67 “SEC” shall mean the United States Securities and Exchange Commission.

1.68 “SEC Reports” shall mean the Borrower’s (1) Annual Report on Form 10-K for the year ended December 31, 2006, (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and (3) all other periodic and other reports filed by the Borrower with the SEC pursuant to the 1934 Act subsequent to December 31, 2006, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

1.69 “Securities Issuance Agreement” shall have the meaning set forth in Section 6.9.

1.70 “Servicing Fee” shall have the meaning as set forth in Section 3.2 hereof.

1.71 "Subordinated Debt" shall mean, at any particular time, Indebtedness of Borrower that shall be expressly subordinated upon written terms and conditions, satisfactory to Lender, in right of payment to the prior payment in full of all of the Obligations.

1.72 "Subsidiary" shall mean, as to any Person, a corporation, limited liability company or other entity with respect to which more than fifty (50%) percent of the outstanding equity interests of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

1.73 "Term" shall have the meaning set forth in Section 4.1.

1.74 "UCC" shall mean the Uniform Commercial Code as presently enacted in New York (or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

1.75 Rules of Interpretation and Construction. In this Agreement unless the context otherwise requires:

(a) All terms used herein which are defined in the UCC (as presently in effect in the State of New York) shall have the meanings given therein unless otherwise defined in this Agreement;

(b) Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

(c) Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

(d) Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

(e) Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns;

(f) Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

(g) If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

(h) The terms "herein", "hereunder", "hereby", "hereto", and any similar terms as used in this Agreement refer to this Agreement; the term "heretofore: means before the date of execution of this Agreement; and the term "hereafter" shall mean after the date of execution of this Agreement;

(i) If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

(j) Unless otherwise specified, (i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP, (ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP, and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

(k) An Event of Default that occurs shall exist or continue or be continuing unless such Event of Default is waived by Lender in accordance with the terms of this Agreement; and

(l) The word "and" when used from time to time herein shall mean "or" or "and/or" if such meaning is expansive of the rights or interests of Lender in the given context.

SECTION 2. REVOLVING LOANS

2.1 Revolving Loans.

(a) Lender shall, subject to the terms and conditions contained herein and the satisfaction of the closing and funding conditions set forth herein, make revolving loans to Borrower (“Revolving Loans”) during the Term in amounts requested by Borrower from time to time, provided that the requested Revolving Loan would not cause the outstanding Revolving Loans to exceed the lesser of the Maximum Credit or the Borrower Base existing immediately prior to the making of the requested Revolving Loan. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow Revolving Loans, as set forth in this Agreement.

(b) Revolving Loans may be drawn in tranches of not less than Twenty-Five Thousand Dollars ($25,000) no more than 5 (five) times each month (each drawing, an “Advance” and collectively, the “Advances”). The obligation of Borrower to repay the Advances shall be evidenced by a note (the "Note") in the form of Exhibit B hereto and dated the date hereof.

(c) Subject to mandatory payment of Advances as set forth in Section 2.1(d) below, the principal amount of the Revolving Loans shall be payable on the Maturity Date.

(d) Notwithstanding any provision herein to the contrary, Borrower shall repay the Advances immediately at any time and from time to time in an amount by which the outstanding principal balance of the Advances exceeds the Maximum Credit, as determined by Lender, based on the most recent monthly Inventory reconciliation report delivered by Borrower to Lender in accordance with Section 9.5 hereof.

(e) Whenever Borrower desires an Advance, but no more frequently than five (5) times every thirty (30) days, Borrower will notify Lender by delivery of a borrowing certificate certified by a Responsible Officer (“Borrowing Certificate”) setting forth in reasonable detail a schedule of Eligible Accounts and Eligible Inventory, and the calculation of the Advance requested in connection therewith, which shall in all respects be subject to Lender’s review and approval. Lender shall be entitled to rely on any facsimile transmission of a Borrowing Certificate given by a person who Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. The funding of each Advance shall be made in accordance with the applicable Borrowing Certificate as approved by Lender.

(f) Until the Revolving Loans have been repaid and this Agreement has been terminated, remittances and all other proceeds of Borrower’s accounts receivable shall be sent to a lockbox designated by and/or maintained in the name of Lender, and deposited into a bank account now or hereafter selected by Lender and maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender. Once instituted, such lockbox system shall remain in effect until the sooner of the termination of this Agreement or such time as Lender directs otherwise. Borrower shall bear all risk of loss of any funds deposited into such account except to the extent such loss is covered by the gross negligence or the willful misconduct of Lender. In connection therewith, Borrower shall execute such lockbox and bank account agreements as Lender shall reasonably specify to effect the transactions contemplated hereby, including the Lockbox Agreement. Until this Agreement is terminated, any collections or other proceeds received by Borrower from sales of Eligible Inventory and the proceeds from the receipt of the Borrower’s accounts receivables shall be held in trust for Lender and immediately remitted to Lender in kind.

2.2 Maximum Credit. The aggregate principal amount of the Revolving Loans shall not exceed the Maximum Credit.

2.3 Reserves. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Maximum Credit shall be subject to Lender's continuing right, in its sole discretion, to withhold a Reserve from Borrower's availability under the Maximum Credit.

2.4 Use of Proceeds. Borrower shall use the proceeds of each Advance solely for working capital purposes and such other purposes as are set forth in Section 2.4 of the Borrower’s Disclosure Schedule, or as otherwise agreed in writing by Lender prior to the release of such Advance under Section 2.1 hereunder.

2.5 Repayment. Except as otherwise set forth herein, Borrower shall repay the aggregate outstanding principal amount of the Loans and all accrued and unpaid Interest, as calculated in Section 3.1, on or prior to the Maturity Date.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

(a) Interest (“Interest”) on all Loans shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Interest shall accrue at a rate per annum equal to the greater of (i) the sum of (A) the Base Rate plus (B) Two Percent (2.0%), or (ii) Ten Percent (10%), and shall be payable by Borrower in arrears (x) prior to the Maturity Date, on the first Business Day of each calendar month, (y) in full on the Maturity Date and (z) on demand after the Maturity Date. Should Borrower fail to fully repay the Loans and/or all accrued Interest on the Maturity Date, then interest on all outstanding Loans, including principal and Interest, shall accrue at the Default Rate, compounded quarterly.

(b) For the purposes of this Section 3.1,

(i) “Base Rate” means a rate per annum equal to the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes.

(ii) “Default Rate” means a rate per annum equal to fifteen percent (15%).

3.2 Servicing Fee. Borrower shall pay Moriah Capital Partners LLC a servicing fee (“Servicing Fee”) of $82,500.00 on the date hereof. Such fee shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason.

3.3 Late Charges. If the payment of any Obligation due hereunder is more than fifteen (15) days overdue, then, in addition to any interest charges payable by Borrower in connection therewith, Lender may charge Borrow a late fee of two and one-half percent (2.5%) of such overdue payment.

3.4 Fees and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Loan Documents, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar or successor statute: (a) all costs and expenses of filing or recording (including UCC Financing Statement and mortgage filing fees; (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report and audit, survey and search fees and charges; (c) all fees relating to lockbox charges and fees, the wire transfer of loan proceeds and other funds and fees for returned checks; ; and (d) all costs, fees and disbursements of counsel to Lender; provided, however, and notwithstanding anything to the contrary herein, with respect to any due diligence conducted by the Lender in connection with the transactions contemplated by this Agreement, Borrower shall pay the Lender up to $15,000, of which $10,000 has already been paid, and with respect to any legal fees incurred by the Lender in connection with this Agreement as of the date hereof, the Borrower shall pay up to $20,000 of Lender’s actual legal fees. If any fees, costs or charges payable to Lender hereunder are not paid when due, Borrower shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrower’s account, a Loan as of such date in an amount equal to such unpaid fees, costs or charges. For the avoidance of doubt, Borrower shall not be obligated to pay Lender more than $35,000 pursuant to this Section for pre-closing due diligence of Lender and pre-closing legal fees, excluding filing and recording fees and expenses. Notwithstanding anything to the contrary herein, unless an Event of Default shall have occurred and is continuing, Borrower shall not pay (i) any out-of-pocket expenses and costs hereinafter incurred by Lender during the course of its periodic field examinations of the Collateral and Borrower’s operations and (ii) any out-of-pocket expenses of any appraiser appointed by Lender to value the Inventory.

3.5 Savings Clause. The Note and the obligations of Borrower hereunder are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms hereof, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loans, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Loans does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loans for so long as any Loan is outstanding.

SECTION 4. TERM.

4.1  Term.

(a) This Agreement shall continue in full force and effect for a term ( as the same may hereafter be extended, the “Term”) from the Closing Date through and until August 7, 2008 (the “Initial Term”), or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof; provided, however, that upon the satisfaction of the conditions set forth in Section 4.1(b) below, the Term may be extended by Borrower for one (1) additional year to August 7, 2009 (the “Term Extension”) by written notice delivered to Lender no earlier than May 7, 2008 and no later than June 7, 2008, with time being of the essence with respect thereto (the date of delivery of such notice referred to as the “Extension Notice Date”).

(b) Notwithstanding the foregoing, the Term Extension shall be subject to Borrower’s satisfaction of, and compliance with, all of the following conditions, as determined by Lender (collectively, the “Extension Conditions”):

(i) Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall be true and correct in all material respects when made at all times during the period from the Extension Notice Date through the expiration of the Initial Term (provided that any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(ii) Performance, etc. Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement, and shall have duly and properly performed, complied with and observed in all respects its covenants, agreements and obligations in all other articles of this Agreement and any of the Loan Documents to which it is a party or by which it is bound, as of the Extension Notice Date through the expiration of the Initial Term, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(iii) No Default. No event shall have occurred on or prior to the Notice Extension Date or at any time thereafter and be continuing as of the Notice Extension Date through the expiration of the Initial Term, and no condition shall exist on the Notice Extension Date or at any time thereafter and be continuing as of the Notice Extension Date through the expiration of the Initial Term, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any of the Loan Documents, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(iv) Share Issuance. Borrower shall have issued to Lender additional shares of Common Stock valued at $195,000, in accordance with the terms of the Securities Issuance Agreement, all of which shares shall be registered in accordance with the terms of the Registration Rights Agreement.

(v) Financial Condition. Borrower shall have had positive earnings before interest, taxes, depreciation and amortization for the three months ended June 30, 2008, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

(c) In the event that the Extension Conditions are not satisfied, then this Agreement shall terminate upon the expiration of the Initial Term, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof.

4.2 Early Termination.

(a) Lender shall have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default.

(b) This Agreement shall not be terminable by Borrower without Lender’s prior written consent, which consent may be withheld by Lender in its sole discretion. Notwithstanding the foregoing, if Lender accelerates the Loans due to an Event of Default, Borrower shall pay to Lender an early payment fee in an amount equal to (i) two percent (2%) of the Maximum Credit if such acceleration occurs prior to the first anniversary of the Closing Date, and (ii) one percent (1%) of the Maximum Credit if such acceleration occurs on or after the first anniversary of the Closing Date; such fee being intended to compensate Lender for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable by Borrower to Lender upon termination by acceleration of this Agreement by Lender due to the occurrence and continuance of an Event of Default.

4.3 Effect of Termination. Upon termination of this Agreement by Lender upon or after the occurrence of an Event of Default, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is reasonably necessary to secure Lender from loss, cost, damage or expense in connection with any remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

SECTION 5. COLLATERAL.

5.1 Security Interests in Borrower's Assets. As collateral security for the payment and performance of the Obligations, subject to the last paragraph of this Section 5.1, Borrower hereby grants and conveys to Lender a first priority continuing security interest in and Lien upon all now owned and hereafter acquired property (including, without limitation, real property) and assets of Borrower and the Proceeds and products thereof (which property, assets together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the "Collateral"), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender and including the following:

(a) All now owned and hereafter acquired: Accounts; contract rights; chattel paper (including, but not limited to, rentals and other amounts payable under leases of equipment to customers pursuant to which Borrower is the lessor or assignee of any lessor); general intangibles (including, but not limited to, tax and duty refunds, patents, patent applications, trademarks, trademark applications, tradenames and tradestyles, copyrights, copyright applications, trade rights (whether or not registered), discoveries, improvements, processes, know-how, formulas, trade secrets, service marks, other rights in intellectual property (whether patentable or not), goodwill, customer and mailing lists, life insurance policies, licenses (whether as licensor or licensee), franchises and permits); documents (including, without limitation, all warehouse receipts); instruments; all guaranties, letters of credit, steamship guaranties, airway releases or other similar guaranties, agreements or property securing or relating to any of the items referred to above (including, but not limited to, purchase money security interests granted by Account Debtors in connection with installment sales); all cash monies, investment properties, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender;

(b) Inventory;

(c) Equipment and fixtures;

(d) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, Lien or right of setoff;

(e) All of Borrower's existing and future leasehold interests in premises or facilities leased from third parties by Borrower;

(f) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person); and

(g) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

Notwithstanding the foregoing, Lender’s Lien upon Borrower’s Collateral other than Accounts and Inventory shall be subject to the prior Lien of the Convertible Noteholders in accordance with the terms of, and subject to the conditions set forth in, the Intercreditor Agreement.

5.2 Financing Statements. Borrower hereby authorizes Lender to file Financing Statements with respect to the Collateral in form acceptable to Lender and its counsel, and hereby ratifies any actions taken by Lender prior to the date hereof to file such Financing Statements. Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Lender such instruments and/or documentation evidencing items of Collateral, as may be requested by Lender to better secure or perfect Lender's security interest in the Collateral or any security interest, mortgage or Lien with respect thereto. Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any Financing Statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower’s rights under Section 9-509(d)(2) of the UCC.

SECTION 6. CONDITIONS TO EXTENSION OF CREDIT

The obligation of Lender to make the initial Loans under this Agreement shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

6.1 Loan Documents. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower and the other parties thereto and shall be in full force and effect as of the date hereof and on the date of the initial Loans.

6.2 Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall be true and correct in all material respects as of the date hereof and on the date of the initial Loans, provided that any such representation or warranty that is qualified by materiality shall be true and correct in all respects as of the date hereof and on the date of the initial Loans.

6.3 Certified Copies of Corporate Documents. Lender shall have received from Borrower, certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of (a) the certificate of incorporation or such other formation documents of Borrower in effect on such date of certification, and (b) the by-laws of Borrower in effect on such date.

6.4 Proof of Corporate Action. Lender shall have received from Borrower a copy, certified by a duly authorized officer to be true and complete on and as of the date which is not more than ten (10) Business Days prior to the date hereof, of the records of all corporate action taken by Borrower to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring of the Obligations contemplated by this Agreement.

6.5 Legal Opinion. Lender shall have received a written legal opinion, addressed to Lender, dated the date hereof, from counsel for Borrower. Such legal opinion shall be acceptable to Lender and its counsel.

6.6 Collateral.

(a) All of the Obligations of Borrower to Lender under or in respect of this Agreement shall be entitled to all of the benefits of and be secured by this Agreement and the Loan Documents, and Lender shall have obtained a first, perfected security interest in the Collateral of Borrower, subject only to the Permitted Encumbrances.

(b) The Loan Documents and all other documents in respect thereto, which shall create and maintain a first perfected security interest in favor of Lender and the appropriate Financing Statements in respect thereto and necessary to enable Lender to perfect its security interests thereunder, shall have been duly executed and delivered by Borrower to Lender.

6.7 Insurance. Lender shall have received evidence of insurance, additional insured and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee as required hereunder.

6.8 Intercreditor Agreement. Lender shall have received the Intercreditor Agreement, duly executed by or on behalf of the Convertible Noteholders.

6.9 Equity Grant. The Borrower shall have issued to Lender Common Stock of the Borrower valued at $195,000, on the terms set forth in the Securities Issuance Agreement, of even date herewith, between the Borrower and Lender (the “Securities Issuance Agreement”) in substantially the form annexed hereto as Exhibit D.

6.10 Pay Proceeds Letter. Borrower shall have delivered to Lender a pay proceeds letter with respect to the disbursement of the proceeds of the initial Loans in form and substance satisfactory to Lender, which letter shall provide for, among other things, the payment or reimbursement of all costs and expenses incurred by Lender in connection with this Agreement and the other Loan Documents.

SECTION 7. CONDITIONS TO MAKING FURTHER LOANS.

The obligations of Lender to make further Loans to Borrower shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

7.1 Applications and Compliance. The application for such Loans shall have been made by Borrower to Lender in accordance with the applicable provisions of this Agreement and in compliance with all provisions of this Agreement.

7.2 Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall have been true and correct in all material respects when made (provided that any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of each Loan by Lender hereunder and shall be true and correct in all respects on and as of each such date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior to the date of each Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

7.3 Performance, etc. Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement, and shall have duly and properly performed, complied with and observed in all respects its covenants, agreements and obligations in all other articles of this Agreement and any of the Loan Documents to which it is a party or by which it is bound on the date of each Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender. No event shall have occurred on or prior to the date of each Loan by Lender hereunder and be continuing on the date of each Loan by Lender hereunder, and no condition shall exist on the date of each Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any of the Loan Documents, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loan contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

8.1 Corporate Existence; Good Standing.

(a) Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, and (iii) has all requisite corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged. Borrower has no Subsidiaries that contain assets or conduct operations.

(b) Borrower has corporate power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and to obtain all of the Loans contemplated by this Agreement.

8.2 Corporate Authority, etc. The execution and delivery by Borrower of the Loan Documents to which it is a party, the performance by Borrower of all of its agreements and obligations under each of such documents, and the incurring by Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate actions on the part of Borrower and, if required, its shareholders, and do not and will not (a) contravene any provision of Borrower's charter, bylaws or other governing documents or this Agreement (each as from time to time in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any mortgage, Lien, pledge, charge, security interest or other encumbrance upon any of the property of Borrower under, any agreement, mortgage or other instrument to which Borrower is or may become a party, including, without limitation, the Convertible Notes; (c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (d) other than waivers required from the Borrower’s landlords and the consents required from the Convertible Noteholders, require any waivers, consents or approvals by any of third party, including any creditors or trustees for creditors of Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

8.3 Binding Effect of Documents, etc. Borrower and each shareholder of Borrower has duly executed and delivered each of the Loan Documents to which it is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of Borrower and each shareholder of Borrower as contained in each of the Loan Documents constitutes, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of Borrower or the shareholders of Borrower, as the case may be, enforceable against Borrower or the shareholders of Borrower, as the case may be, in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and by general principles of law and equity.

8.4 No Events of Default.

(a) No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(b) Borrower is not in default under any material contract, agreement or instrument to which Borrower is a party or by which Borrower or any of property of Borrower is bound.

(c) The execution, delivery and performance of and compliance with this Agreement and the other Loan Documents will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of Borrower’s properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Borrower, or any of its businesses or operations or any of its assets or properties.

8.5 No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

8.6 No Proceedings. There are no actions, suits, or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower in any court or before any Governmental Authority which, if adversely determined, would have an adverse effect on the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.

8.7 No Violations of Laws. Borrower has conducted, and is conducting, its business, so as to comply in all respects with all applicable federal, state, county and municipal statutes and regulations. Borrower or any officer, director or shareholder of Borrower is not charged with, or so far as is known by Borrower, is not under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a Material Adverse Effect.

8.8 Use of Proceeds of the Loan. Proceeds from the Loan shall be used only for those purposes set forth in this Agreement. No part of the proceeds of the Loan shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation. In particular, without limitation of the foregoing, no part of the proceeds from the Loans are intended to be used to acquire any publicly-held stock of any kind.

8.9 Financial Statements.

(a) The audited and unaudited financial statements contained in the SEC Reports (collectively, the “Financial Statements”) (x) fairly present as of the respective dates thereof the financial position of the Borrower and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) except for the fact that the unaudited financial statements omit notes to such statements and year-end adjustments thereto, have been prepared in accordance with GAAP in conformity with the rules and regulations of the SEC.

(b) Except as shown on the most recent Financial Statements, (i) Borrower has no other Indebtedness as of the date hereof which would adversely affect the financial condition of Borrower or the Collateral, and (ii) neither the Borrower nor any Subsidiary has any liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole.

8.10 Changes in Financial Condition. Except as disclosed in the SEC Reports, since June 15, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Borrower. Except as disclosed in the SEC Reports, since December 31, 2006, neither the Borrower nor any Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business.

8.11 Inventory. Borrower's Inventory, as of the date hereof, consists of items of quality and quantity suitable for sale, lease or use in the ordinary course of its business, subject to the following sentence. The value of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefore, and the values carried on Borrower's most recent balance sheet contained in the Financial Statements are set at the lower of cost or market, in accordance with GAAP.

8.12 Equipment. Borrower shall keep its Equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

8.13 Taxes and Assessments.

(a) Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due. Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

(b) Borrower shall make all payments to be made by it hereunder without any Tax Deduction, unless a Tax Deduction (as defined below) is required by law. If Borrower is aware that Borrower must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify Lender. If a Tax Deduction is required by law to be made by Borrower, the amount of the payment due from Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If Borrower is required to make a Tax Deduction, that Borrower must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law. Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, Borrower making that Tax Deduction must deliver to Lender evidence satisfactory to Lender that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(c) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document.“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature, including any income, franchise, stamp, documentary, excise or property tax, charge or levy (in each case, including any related penalty or interest).

8.14 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

8.15 Environmental Matters.

(a) Borrower has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of all laws, regulations and orders of all Governmental Authorities.

(b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to the operation of its business; and Borrower and its facilities, business, assets, property and equipment are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

8.16 United States Anti-Terrorism Laws

(a) In this Section 8.16:

“Anti-Terrorism Law” means each of: (i) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and (iv) any similar law enacted in the United States of America subsequent to December 31, 2004.

“holding company” has the meaning given to it in the United States Public Utility Holding Company Act of 1935, and any successor legislation and rules and regulations promulgated thereunder.

“investment company” has the meaning given to it in the United States Investment Company Act of 1940.

“public utility” has the meaning given to it in the United States Federal Power Act of 1920.

“Restricted Party” means any person listed: (i) in the Annex to the Executive Order; (ii) on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or (iii) in any successor list to either of the foregoing.

(b) Borrower is not (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935; (ii) public utility or subject to regulation under the United States Federal Power Act of 1920; (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or (iv) subject to regulation under any United States Federal or State law or regulation that limits his/its ability to incur or guarantee indebtedness.

(c) To the best of Borrower's knowledge, Borrower (i) is not, and is not controlled by, a Restricted Party; (ii) has not received funds or other property from a Restricted Party; and (iii) is not in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law.

(d) Borrower has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

8.17 Location of Collateral. As of the date hereof, none of the Collateral is or will be located in or on any property other than those set forth in Section 8.17 of the Borrower’s Disclosure Schedule.

8.18 Customers and Vendors. Section 8.18. of the Borrower’s Disclosure Schedule sets forth a complete list of all customers, suppliers, manufacturers, vendors and independent contractors of the Company and its Subsidiaries. Any contracts or agreements with any such parties are in full force and effect. There are no current or anticipated disputes among or between any such parties and the Company or the Subsidiaries.

8.19 Other Liens. Borrower has good and marketable title to and owns all of the Collateral free and clear of any and all Liens except the Permitted Encumbrances and in favor of Lender. None of the Collateral, except such Collateral as is pledged to the Convertible Noteholders, is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower's doing of the same.

8.20 Books and Records. Borrower maintains its chief executive office and its books and records related to its Accounts, Inventory and all other Collateral at its address set forth in Exhibit E of this Agreement.

8.21 Location of Offices. Exhibit E hereto sets forth Borrower's chief executive office, and further sets forth a complete and accurate list of all offices and locations at or out of which Borrower conducts any of its business or operations.

8.22 SEC Reports. The SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

8.23 Representations and Warranties: True, Accurate and Complete.

(a) None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Lender pursuant hereto or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby contains or will contain any untrue statement of a fact, or omits or will omit to state a fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

(b) All warranties and representations made herein or in any the Loan Documents by Borrower will be true and accurate at the time Borrower requests Lender to make a Loan to Borrower hereunder.

8.24 Intellectual Property. Except for Permitted Encumbrances, (1) the Borrower and each Subsidiary holds all Intellectual Property that it owns free and clear of all Liens and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and the Borrower and each Subsidiary holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by the Borrower or any Subsidiary does not, to the knowledge of the Borrower, violate or infringe on the rights of any other Person; (3) neither the Borrower nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Borrower or any Subsidiary with respect to any Intellectual Property; (4) the Borrower and each Subsidiary has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) the Borrower and each Subsidiary are in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) neither the Borrower nor any Subsidiary is, or since December 31, 2006 has been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Borrower or any Subsidiary of any Intellectual Property nor has the Borrower or any Subsidiary been notified of any alleged claim of infringement or misappropriation by the Borrower or any Subsidiary of any Intellectual Property; (7) to the knowledge of the Borrower, none of the products or services the Borrower or any Subsidiary are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (8) none of the trademarks and service marks used by the Borrower or any Subsidiary, to the knowledge of the Borrower, infringes the trademark or service mark rights of any third party; and (9) to the Borrower’s knowledge, none of the material processes and formulae, research and development results and other know-how relating to the Borrower's or its Subsidiaries' respective businesses, the value of which to the Borrower or any Subsidiary is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

8.25 Employees. Neither the Borrower nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Borrower’s knowledge, threatened with respect to the Borrower or any of its Subsidiaries. Except as disclosed in the SEC Reports, neither the Borrower nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Borrower’s knowledge, no employee of the Borrower or any of its Subsidiaries, nor any consultant with whom the Borrower or any of its Subsidiaries has contracted, is in violation of any material term of any employment contract or any other contract relating to the right of any such individual to be employed by, or to contract with, the Borrower or any of its Subsidiaries or to receive any benefits; and, to the Borrower’s knowledge, the continued employment by the Borrower or any of its Subsidiaries of its present employees, and the performance of the Borrower’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Except for employees who have a current effective employment agreement with the Borrower or any of its Subsidiaries, no employee of the Borrower or any of its Subsidiaries has been granted the right to continued employment by the Borrower or any of its Subsidiaries or to any material compensation following termination of employment with the Borrower or any of its Subsidiaries. The Borrower is not aware that any officer, director, manager, partner, key employee or group of employees intends to terminate his, her or their employment with the Borrower or any of its Subsidiaries, nor does the Borrower or any of its Subsidiaries have a present intention to terminate any of the same.

8.26 Tax Status. The Borrower and each Subsidiary (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

8.27 Internal Accounting Controls.
The Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

8.28 Sarbanes-Oxley Act.
The Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

8.29 Indebtedness. Attached hereto as Schedule 8.29 is a schedule of all Indebtedness of the Borrower, setting forth the principal amount thereof, the interest rate, the maturity date and the security therefor.

SECTION 9. AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

9.1 Notify Lender. Borrower shall promptly, and in any event within three (3) Business Days, inform Lender (a) if any one or more of the representations and warranties made by Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any respect, (b) of any event or circumstance that, to its knowledge, would cause Lender to consider any then existing Inventory as no longer constituting Eligible Inventory; (c) of all material adverse information relating to the financial condition of Borrower; (d) of any material return of goods; and (e) of any loss, damage or destruction of any of the Collateral.

9.2 Pay Taxes and Liabilities; Comply with Agreement. Borrower shall promptly pay, when due, or otherwise discharge, all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income taxes, excise taxes, sales and use taxes, license fees, and all other taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, unless the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on Borrower's balance sheet for the payment of same.

9.3 Observe Covenants, etc. Borrower shall observe, perform and comply with the covenants, terms and conditions of this Agreement, the Loan Documents and any other agreement or document entered into between Borrower and Lender.

9.4 Maintain Corporate Existence and Qualifications. Borrower shall maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

9.5 Information and Documents to be Furnished to Lender. Borrower shall deliver or cause to be delivered to Lender:

(a) Annual Financial Statements and Projections. Annual audited Financial Statements of the Borrower within ninety (90) days after the end of Borrower’s Fiscal Year (which period will be extended to one hundred five (105) days in the event that the Borrower timely and properly files for an extension with the SEC in connection with the filing of its Annual Report on From 10-K or 10-KSB) during the Term. Such financial statements will (x) fairly present the financial position of the Borrower as of the dates thereof and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) be prepared in accordance with GAAP.

(b) Quarterly Financial Statements. Quarterly Financial Statements of the Borrower no later than forty-five (45) days after the close of each calendar quarter(which period will be extended to fifty (50) days in the event that the Borrower timely and properly files for an extension with the SEC in connection with the filing of its Quarterly Report on From 10-Q or 10-QSB), the unaudited balance sheet and the related statement of income of the Borrower, prepared in accordance with GAAP, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(c) Bi-Monthly Inventory Reconciliation Report and Accounts Receivable Aging Report. Not later than the 15th day and the last day of each month of each calendar month, an Inventory reconciliation report and accounts receivable aging report, each in form and substance satisfactory to Lender.

(d) Notice of Judgments, Environmental, Health or Safety Complaints.

(i) Within ten (10) days thereafter, written notice to Lender of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from Borrower in an amount exceeding $25,000; and

(ii) Within ten (10) days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, which adversely effect Borrower. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

(e) Other Information. Promptly upon demand therefor,

(i) Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

(ii) An estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

(iii) All information received by Borrower affecting the financial status or condition of any account debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts; and

(iv) Assignments, in form acceptable to Lender, of all Accounts, and of the monies due or to become due on specific contracts relating to the same.

(f) Additional Information. From time to time, such other information as Lender may reasonably request, including financial projections and cash flow analysis.

Lender acknowledges that Borrower is a publicly traded company. As such, Lender agrees that it will not engage in the purchase or sale of the securities of Borrower while in possession of material non-public information about the Borrower.

9.6 Access to Records and Property. At any time and from time to time, upon reasonable notice and during normal business hours, Borrower shall give any representatives or designees of Lender reasonable access to its properties, and permit any of them to, examine, audit, copy or make extracts from, any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs and the Collateral, and to inspect any of its properties wherever located, all at Borrower's expense. Notwithstanding the foregoing, no such prior notice shall be required to be given in the event Lender believes such access is necessary to preserve or protect the Collateral, or following the occurrence and during the continuance of an Event of Default.

9.7 Comply with Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would adversely affect in any respect its ability to perform its obligations or any security given to secure its obligations.

9.8 Insurance Required.

(a) Borrower shall cause to be maintained, in full force and effect on all property of Borrower including, without limitation, all Inventory and Equipment, insurance in such amounts against such risks as is satisfactory to Lender, including, but without limitation, business interruption, fire, boiler, theft, burglary, pilferage, vandalism, malicious mischief, loss in transit, and hazard insurance and, if as of the date hereof, any of the real property of Borrower is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mudslide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, then Borrower shall maintain flood insurance.  Said policy or policies shall:

(i) Be in a form and with insurers which are satisfactory to Lender;

(ii) Be for such risks, and for such insured values as Lender or its assigns may require in order to replace the property in the event of actual or constructive total loss;

(iii) Designate Lender and its assignees as additional insureds and loss payees as their interests may from time to time appear;

(iv) Contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to Lender and its assignee;

(v) Provide that they may not be canceled or altered without thirty (30) days prior written notice to Lender and its assigns; and

(vi) Upon demand, be delivered to Lender.

(b) Borrower shall obtain such additional insurance as Lender may reasonably require.

(c) Borrower shall, in the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

(d) Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

(e) In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (iiii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

9.9 Condition of Collateral; No Liens. Borrower shall maintain all Collateral in good condition and repair at all times, and preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any Liens, except for the Permitted Encumbrances.

9.10 Payment of Proceeds. Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds (insurance or otherwise) over to Lender for application against the Obligations in such order and manner as Lender may elect.

9.11 Records. Borrower shall at all times keep accurate and complete records of its operations, of the Collateral and the status of each Account, which records shall be maintained at its executive offices as set forth on Exhibit E.

9.12 Equipment. Borrower shall maintain is Equipment in good operating condition, subject to ordinary wear and tear, and shall not permit such Equipment to become a fixture to real estate or accessions to other personal property.

9.13 Delivery of Documents. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, then Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

9.14 United States Contracts. If any of the Accounts arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender, if requested by Lender, and execute any necessary instruments in order that all monies due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

9.15 Name Changes; Location Changes.

(a) Borrower shall promptly notify Lender if Borrower is known by or conducting business under any names other than those set forth in this Agreement; and

(b) Borrower shall deliver not less than thirty (30) Business Days prior written notice to Lender if Borrower intends to conduct any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or if it changes the location of its chief executive office or the address at which it maintains its books and records or the location of any of the Collateral.

9.16 Further Assurances. Borrower shall at any time or from time to time upon request of Lender take such steps and execute and deliver such Financing Statements and other documents all in the form of substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or other laws of the State of New York or of another state or states in which the Collateral is located or which are reasonably necessary to effectuate the purposes and provisions of this Agreement. Borrower shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Lender, (ii) the prompt (but in no event later than five (5) Business Days following Lender’s request therefor) delivery to Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Lender’s interest in Collateral at Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Lender’s respective and several interests in the Collateral.

9.17 SEC Reporting Status. Borrower shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Borrower shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

9.18 Indemnification. Borrower shall indemnify, protect, defend and save harmless Lender, as well as Lender's directors, officers, trustees, employees, agents, attorneys, members and shareholders (hereinafter referred to collectively as the "Indemnified Parties" and individually as an "Indemnified Party") from and against any and all losses, damages, expenses or liabilities of any kind or nature (collectively, “Damages”) and from any suits, claims or demands, by third parties, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loans and the transactions contemplated herein, provided, however, the Borrower shall not be liable to the Lender to the extent that any such Damages arise out of or are based on the gross negligence of the Lender.. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided above. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations.

SECTION 10. NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

10.1 Fundamental Transactions; No Creation of Subsidiaries.

(a) Borrower will not engage in or be a party to a Fundamental Transaction (as defined below) unless all of the following conditions are met:

(i) Lender shall have been afforded the opportunity, if Lender so elects, to convert all outstanding Indebtedness of Borrower hereunder into Common Stock of Borrower prior to, or at the closing of (such conversion date to be selected by Lender), the Fundamental Transaction in accordance with the terms of the Note Conversion Agreement; and

(ii) Lender shall have received payment in full of all outstanding Obligations no later than the date of the closing of the Fundamental Transaction, to the extent not converted into Common Stock, together with such releases and related documentation as Lender shall reasonably request.

“Fundamental Transaction” means

(i) Any consolidation or merger of the Borrower with or into another entity where the stockholders of the Borrower immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Borrower in a single transaction or a series of related transactions; or

(ii) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices, including the OTC Bulletin Board; or

(iii) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Borrower representing 50% or more of the combined voting power of the outstanding voting securities of the Borrower ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

(b) Borrower will not create or permit to exist any Subsidiary, other than Virtual Vision, Inc., which Subsidiary is dormant, unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Lender as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Lender, including, without limitation, to grant to Lender a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations.

10.2 Disposition of Assets or Collateral. Borrower will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than (a) the sale of Inventory in the ordinary course of business, and (b) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender’s first priority security interest or are used to repay Loans. Notwithstanding the foregoing, Borrower shall be permitted to dispose of assets other than Accounts and Inventory in a transaction that does not constitute a Fundamental Transaction under Section 10.1 hereof, provided that all of the following conditions are met: (i) Borrower shall have provided Lender with not less than fifteen (15) days’ prior written notice of such proposed asset sale, describing in reasonable detail the assets to be sold and the consideration to be received therefor, (ii) the net proceeds of such transaction are used to redeem Indebtedness represented by any outstanding and unpaid Loans, and (iii) Lender shall have determined, in its reasonable commercial judgment, that such asset sale will not impair Lender’s rights in its remaining Collateral or its prospect of repayment hereunder.

10.3 Other Liens. Borrower will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except (a) those Liens in favor of Lender created by this Agreement and the other Loan Documents; and (b) for the Permitted Encumbrances.

10.4 Other Liabilities. Borrower will not incur, create, assume, or permit to exist, any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender, (b) the Convertible Notes or (c) Indebtedness constituting Subordinated Debt or incurred in connection with any of the Permitted Encumbrances.

10.5 Loans. Borrower will not make any loans to any Person, other than advances to employees of Borrower in the ordinary course of business, with outstanding advances to any employee not to exceed $2,500 at any time.

10.6 Guaranties. Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

10.7 Remove Property. Borrower will not remove, or cause or permit to be removed, without Lender's prior written consent, any of its Collateral or assets from those locations set forth on Exhibit E annexed hereto, except for sales of Inventory in the ordinary course of Borrower's business.

10.8 Transfers of Notes or Accounts. Borrower will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to it, with or without recourse, except for the Lien of Lender therein.

10.9 Dividends. Borrower will not declare or pay any cash dividend, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any shares of its stock or other equity interests without the prior written consent of Lender, except as set forth in Section 10.9 of Borrower’s Disclosure Schedule.

10.10 Payments to Affiliates. Except as set forth in Section 10.10 of the Borrower’s Disclosure Schedule, or as otherwise approved by Lender in writing in advance, Borrower shall not make any payments of cash or other property to any Affiliate.

10.11 Modification of Documents. Borrower will not change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents without Lender's prior written consent.

10.12 Change Business or Name. Borrower will not change or alter the nature of its business, or change its name as it appears in the official filings of its state of organization.

10.13 Settlements. Other than in the ordinary course of its business, Borrower will not comprise, settle or adjust any claims in any amount relating to any of the Collateral, without the prior written consent of Lender.

10.14 Bank Accounts. Section 10.14 of the Borrower’s Disclosure Schedule lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts, and correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Borrower shall not establish any depository or other bank account with any financial institution (other than the accounts set forth in Section 10.14 of the Borrower’s Disclosure Schedule) without Lender’s prior written consent.

10.15 Convertible Note Documentation. Without the prior written consent of Lender, Borrower shall not (a) amend, modify or in any way alter the terms of any of the Convertible Note Documentation, other than with respect to changes or corrections solely of a ministerial nature that have no adverse effect on Lender’s rights or obligations hereunder and no adverse effect on the status or priority of lender’s Lien hereunder, or (b) make any payments in respect of the indebtedness evidenced by the Convertible Note Documentation.

SECTION 11. EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an "Event of Default"):

11.1 Failure to Pay. The failure by Borrower to pay, when due, (a) any payment of principal, interest or other charges due and owing to Lender pursuant to any obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lender, or (b) any taxes due to any Governmental Authority.

11.2 Failure of Insurance. Failure of one or more of the insurance policies required hereunder to remain in full force and effect; failure on the part of Borrower to pay or cause to be paid all premiums when due on the insurance policies pursuant to this Agreement; failure on the part of Borrower to take such other action as may be requested by Lender in order to keep said policies of insurance in full force and effect until the entire indebtedness represented by the Loan Documents, and interest thereon, has been paid in full; and failure on the part of Borrower to execute any and all documentation required by the insurance companies issuing said policies to effectuate said assignments.

11.3 Failure to Perform. Borrower's failure to perform or observe any covenant, term or condition of Section 9 of this Agreement (Affirmative Covenants) to be performed or observed by Borrower, and such failure shall continue unremedied for a period of ten (10) Business Days from the date of such failure (irrespective of whether Lender delivers written notice thereof to Borrower), provided, however, that such cure period shall not apply to a breach which is incapable of cure within said 10-Business Day period; and provided further, that such cure period shall be five (5) Business Days for a breach of Section 9.5(c) (Monthly Inventory Reconciliation Report); and provided further, that such cure period shall not apply to any payment of principal, interest or other charges due and owing to Lender.

11.4 Cross Default. The occurrence of any Event of Default on any of the Obligations or an Event of Default under any Loan Document, or an event of default under the Convertible Notes which has not been waived or cured.

11.5 False Representation or Warranty. Borrower shall have made any statement, representation or warranty in this Agreement or in any of the other Loan Documents to which it is a party or in a certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any respect at the time such representation or warranty was made.

11.6 Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to Creditors. Any resolution shall be passed or any action (including a meeting of creditors) shall be taken by Borrower for the termination, winding up, liquidation or dissolution of Borrower, or Borrower shall make an assignment for the benefit of creditors, become insolvent or be unable to pay its debts as they mature, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower or the readjustment of any of the indebtedness of Borrower under any applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code), or Borrower shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of the property or assets of Borrower or any corporate action shall be taken by Borrower for the purposes of effecting any of the foregoing.

11.7 Involuntary Petition Against Borrower . Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), and is not discharged or stayed within thirty (30) days of the filing thereof.

11.8 Judgments; Levies. Any judgment or judgments aggregating in excess of $25,000 or any injunction or attachment is obtained against Borrower which remains unstayed or unsatisfied for a period of fifteen (15) days or is enforced.

11.9 Change in Condition. There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower which, in the reasonable opinion of Lender, impairs Lender's security or ability of Borrower to discharge its obligations hereunder or which impairs the rights of Lender in such Collateral.

11.10 [RESERVED]

11.11 Failure to Notify. If at any time Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints.

11.12 Failure to Deliver Documentation. Borrower shall fail to obtain and deliver to Lender any other documentation required to be signed or obtained as part of this Agreement, or shall have failed to take any reasonable action requested by Lender to perfect, protect, preserve and maintain the security interests and Lien on the Collateral provided for herein.

11.13 Non-Payment of Debts. Any default by Borrower under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $50,000, which default continues unwaived for more than the applicable cure period, if any, with respect thereto, or any default by Borrower under any contract, lease, license or other obligation to any Person other than Lender, which affects its business or the Collateral or other property which is security for the Obligations and which default continues for more than the applicable cure period, if any, with respect thereto.

11.14 Dissolution; Maintenance of Existence. Borrower is dissolved, or Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any respect.

11.15 Indictment. The indictment of Borrower or any director or Responsible Officer of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any portion of the property of Borrower.

11.16 Tax Liens. The filing of a Lien for any unpaid taxes filed by any Governmental Authority against Borrower or any of its assets.

11.17 Challenge to Validity of Loan Documents. Borrower attempts to terminate, challenges the validity of, or its liability under this Agreement or any other Loan Document, or any proceeding shall be brought to challenge the validity, binding effect of Loan Document, or any Loan Document ceases to be a valid, binding and enforceable obligation of the Borrower (to the extent such Person is a party thereto).

11.18 Trading of Common Stock.

(a) Sales of Common Stock owned by Lender cannot be made pursuant to the Borrower’s Registration Statement of Form S-1, to be filed with the SEC by reason of a stop order, any untrue statement of a material fact or omission of a material fact in such Registration Statement, or the Borrower’s failure to update such Registration Statement, or otherwise on account of Borrower’s noncompliance with the terms of the Registration Rights Agreement, unless such Common Stock may be publicly resold by Lender without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended, and Lender shall have received an opinion of counsel to Borrower as may be necessary or requested by Lender to allow such resales, provided the Borrower and its counsel receive reasonably requested representations from Lender and its broker, if any; or

(b) The Common Stock ceases to be included for quotation on the OTC Bulletin Board.

SECTION 12. REMEDIES.

12.1 Acceleration; Other Remedies. Upon the occurrence of an Event of Default and at any time thereafter:

(a) Lender shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, subject to the rights of the Convertible Noteholders in accordance with the terms of the Intercreditor Agreement, (v) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral or other security the Obligations is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(b) Lender may apply the cash proceeds of Collateral or other security for the Obligations actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment on demand of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

(c) If Borrower shall default in the performance of any of the provisions of this Agreement or any other Loan Document to which it is a party, Lender may (but without any obligation to do so) perform same for Borrower's account and any monies expended in doing so shall be chargeable with interest to Borrower, repayable by Borrower on demand and added to the Obligations.

(d) Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, Liens at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

(e) Borrower hereby grants to Lender an irrevocable, non-exclusive license, to the extent not prohibited by Convertible Notes Documentation and subject to the rights of the Convertible Noteholders in accordance with the terms of the Intercreditor Agreement, exercisable due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower, to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate upon the payment in full of all Obligations.

12.2 Set-off. Lender shall have the right, immediately and without notice of other action, to set-off against any of Borrower's liabilities to Lender any money or other liability owed by Lender or any Affiliate of Lender (and such Affiliate of Lender is hereby authorized to effect such set-off) in any capacity to Borrower, whether or not due, and Lender or such Affiliate shall be deemed to have exercised such right of set-off and to have made a charge against any such money or other liability immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto. The right of set-off granted hereunder shall be effective irrespective of whether Lender shall have made demand under or in connection with the Loan. Lender is hereby granted a security interest in all money and property of Borrower being held by it or any Affiliate of Lender, which security interest shall be a first priority perfected security interest in favor of Lender as a result of Lender's or Affiliates of Lender's possession thereof. None of the rights of Lender described in this Section 12.2 are intended to diminish or limit in any way Lender's or Affiliates of Lender's common-law set-off rights.

12.3 Costs and Expenses. Borrower shall be liable for all reasonable costs, charges and expenses, including attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest, and added to the Obligations.

12.4 No Marshalling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Lender shall determine in its sole and absolute discretion.

12.5 No Implied Waivers; Rights Cumulative. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power or privilege conferred on or reserved to Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised by Lender at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

SECTION 13. OTHER RIGHTS OF LENDER.

13.1 Collections.  Subject to the rights of the Convertible Noteholders under the Intercreditor Agreement, Borrower is authorized to collect the Accounts and any other monetary obligations included in, or proceeds of, the Collateral on behalf of and in trust for Lender, at Borrower's expense, but such authority shall, at Lender's option, automatically terminate upon the occurrence of an Event of Default. Lender may modify or terminate such authority at any time whether or not an Event of Default has occurred and directly collect the Accounts and other monetary obligations included in the Collateral. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be (a) remitted in kind to Lender, (b) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (c) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender. In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

13.2 Repayment of Obligations. All Obligations shall be payable at Lender's office set forth below or at a bank or such other place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of Accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine.

13.3 Lender Appointed Attorney-in-Fact.

(a) Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender's discretion, at Borrower's sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, (i) at any time any of the Obligations are outstanding, (A) to transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto; (B) to execute in the name of Borrower and file against Borrower in favor of Lender Financing Statements or amendments with respect to the Collateral, or record a copy or an excerpt hereof in the United States Copyright Office or the United States Patent and Trademark Office and to take all other steps as are necessary in the reasonable opinion of Lender under applicable law to perfect the security interests granted herein; (C) to obtain and adjust insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and (D) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (ii) after and during the continuation of an Event of Default, (A) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (B) to notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (C) to change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (D) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Collateral; and (E) to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations.

(b) Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement. The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in fully.

13.4 Release of Lender. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

13.5 Uniform Commercial Code. At all times prior and subsequent to an Event of Default hereinafter, Lender shall be entitled to all the rights and remedies of a secured party under the UCC with respect to all Collateral.

13.6 Preservation of Collateral. At all times prior and subsequent to an Event of Default hereinafter, Lender may (but without any obligation to do so) take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might, in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchasing insurance on the Collateral, repairing the Collateral, or paying taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligations due Lender and shall be payable on demand with interest at the rate set forth in Section 3.1 hereof from the date expended by Lender until repaid by Borrower. After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

13.7 Lender's Right to Cure. In the event Borrower shall fail to perform any of its Obligations hereunder or under any of the Loan Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. In any such event, Borrower shall promptly reimburse Lender together with interest at the rate set forth in Section 3.1 hereof from the date such sums are expended until repaid by Borrower.

13.8 Inspection of Collateral. From time to time as requested by Lender, at the sole expense of Borrower in accordance with Section 3.4, Lender or its designee shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting, disposing and realizing upon the Collateral, and all Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

SECTION 14. PROVISIONS OF GENERAL APPLICATION.

14.1 Waivers. Borrower waives demand, presentment, notice of dishonor protest and notice of protest of any instrument either of Borrower or others which may be included in the Collateral.

14.2 Survival. All covenants, agreements, representations and warranties made by Borrower herein or in any of the Loan Documents or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

14.3 Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in writing and shall be deemed to have been duly given or made upon receipt by the receiving party. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Borrower:                      eMagin Corporation.
10500 N.E. 8th Street
Suite 1400
Bellevue, Washington 12533
Attention: John Atherly

With a copy to:                Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Richard A. Friedman, Esq.

If to Lender:                          Moriah Capital, L.P.
685 Fifth Avenue
New York, New York 10022
Attention: Greg Zilberstein

With a copy to:                    Cohen Tauber Spievack & Wagner LLP
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Adam Stein, Esq.

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lender to Borrower’s counsel is an accommodation only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by Borrower at its address set forth above, irrespective of whether such notice is received by Borrower’s counsel.

14.4 Amendments; Waiver of Defaults. The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower. Any default or Event of Default by a party hereto may only be waived by a written instrument specifically describing such default or Event of Default and signed by the other party hereto.

14.5 Binding on Successors.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, Borrower may not assign any of its rights under this Agreement or the other Loan Documents to any Person without the prior written consent of Lender.

(b) Lender may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Lender’s rights with respect thereto. Upon such assignment, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant. Borrower agrees that each such holder may exercise any and all rights of set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrower were directly indebted to such holder in the amount of such participation.

14.6 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.7 Publicity. Borrower hereby consents to the issuance by Lender of (a) a public announcement or press release relating to the financial arrangement entered into between the Borrower and Lender in substantially the form annexed hereto as Exhibit G, as well as (b) other announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

14.8 Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

14.9 Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law (without giving effect to conflict of law rules).

14.10 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER. BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

14.11 Consent to Jurisdiction. Borrower and Lender each hereby (a) irrevocably submits and consents to the exclusive jurisdiction of the Supreme Court for New York County, State of New York, and the United State District Court for the Southern District of New York with respect to any action or proceeding arising out of this Agreement, the Note, the other Obligations, the other Loan Documents, the Collateral or any matter arising therefrom or relating thereto and (b) waives any objection based on venue or forum non conveniens with respect thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by certified mail, return receipt requested, directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in the New York Supreme Court for New York County, State of New York, and the United States District Court for the Southern District of New York.

14.12 Entire Agreement. This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.13 Counterparts. This Agreement may be executed in counterparts, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

EMAGIN CORPORATION

By:	/s/ K.C. Park
Name: K.C. Park
Title: Interim CEO

MORIAH CAPITAL L.P. By: Moriah Capital Management, L.P., General Partner By: Moriah Capital Management, GP, LLC, General Partner

By: /s/ Alexandre Speaker
Name: Alexandre Speaker Title: General Partner

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